Exhibit 99.1

MYnd Analytics Announces $2.8 Million Registered Direct Offering

Mission Viejo, CA, May 23, 2019 –MYnd Analytics, Inc. (NASDAQ: MYND), a behavioral health company with tools and technologies aimed at improving the delivery of mental health services through the combination of telemedicine and data analytics, today announced that certain investors have agreed to purchase approximately $2.8 million of the Company’s common stock in a registered direct offering.

The Company entered into a securities purchase agreement with the investors pursuant to which the Company agreed to sell 2,776,491 shares of its common stock at a per share price of $1.02. The closing of the registered direct offering is expected to take place on or about May 28, 2019, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds for general corporate purposes.

T.R. Winston & Company, LLC is acting as sole placement agent in connection with the registered direct offering.

A shelf registration statement (File No. 333-223203) relating to the shares of common stock issued in the registered direct offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the registered direct offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MYnd Analytics

MYnd Analytics, Inc. (www.myndanalytics.com), with its wholly owned subsidiary Arcadian Telepsychiatry Services LLC, is a technology-enabled telepsychiatry and teletherapy company that provides enhanced access to behavioral health services, improves patient outcomes and helps lower the costs associated with behavioral health issues. The MYnd Psychiatric EEG Evaluation Registry (PEER) is a predictive analytics decision support tool that helps physicians reduce trial and error treatment for behavioral health conditions. PEER provides the physician a personalized care plan with recommended treatment options based on a patient’s unique brain markers, reducing treatment time and treatment costs. Arcadian Telepsychiatry Services LLC provides a suite of complementary telemedicine services that can be combined with PEER, including telepsychiatry, teletherapy, digital patient screening, curbside consultation, on-demand services, and scheduled encounters for all age groups. MYnd’s customers include major health plans, health systems, and community-based organizations. To read more about the benefits of this patented technology for patients, physicians and payers, please visit: www.myndanalytics.com.

Additional Information about the Proposed Merger between MYnd and Emmaus and Where to Find It

In connection with the previously disclosed proposed business combination involving MYnd Analytics, Inc. and Emmaus Life Sciences, Inc., MYnd and Emmaus have filed documents with the U.S. Securities and Exchange Commission (the “SEC”), including the filing by MYnd of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, filed on February 13, 2019, and each of MYnd and Emmaus plan to file with the SEC other documents regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS OF MYND AND EMMAUS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BY MYND AND EMMAUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting MYnd Investor Relations or Emmaus Investor Relations.

MYnd, Emmaus and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction has been included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of MYnd is also included in MYnd’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on March 1, 2018, as updated in MYnd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and additional information regarding the directors and executive officers of Emmaus is also included in Emmaus’ proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on August 23, 2018.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties, such as statements regarding the closing of the registered direct offering, as well as those risks and uncertainties set forth in MYnd’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: mynd@crescendo-ir.com